NOTE SECURED BY A DEED OF TRUST

Loan Number: **GCA-021914** Date: **02/21/2014** Agoura Hills, California

134 TENTATIVE MAPPED LOTS-JESSIE AVENUE SACRAMENTO CA 95838
Property Address

1. BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay U.S. **$773,000.00** (this amount will be called "principal"), plus interest, to the order of **GCA Equity Partners, LLC. Trust - Jessie #6A, as to an undivided 82.147% interest and GCA California Real Estate Fund, LLC, as to an undivided 17.853% interest** (who will be called "Lender"). I understand that the Lender may transfer this Note. The Lender or anyone else who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)."

2. INTEREST

I will pay interest at a yearly rate as described in paragraph 3 below.

Interest commences on **02/24/2014** or the initial date of funding, and, if paragraph 3 reflects more than one interest rate during the loan term, the rate will change on the date which is one (1) calendar month before each Payment Start Date.

Interest will be charged on unpaid principal until the full amount of principal has been paid.

I also agree to pay interest at the rate described in paragraph 3 below on the prepaid finance charges which are a part of the principal.

3. PAYMENTS

My payments are ☑ Interest Only ☐ Fully Amortized ☐ Other

I will make my payments each month as follows:

Number of Payments	Payment Start Dates	Interest Rates	Payment Amounts
5	Monthly beginning April 1, 2014	12.00%	$7,730.00
1	September 1, 2014	12.00%	$780,730.00

I will make these payments until I have paid all of the principal and interest and any other charges that I may owe under this Note. If on **09/01/2014** (the Due Date) I still owe amounts under this Note (balloon balance), I will pay all those amounts, in full, on that date.

I will make my payments payable to **Superior Loan Servicing, 29800 Agoura Rd., Suite 209 Agoura Hills CA 91301**, or at a different place if I am notified by the Note Holder or the Agent for the Note Holder.

4. BORROWER'S FAILURE TO PAY AS REQUIRED

(A) Late Charge For Overdue Payments: Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten days (10) days when due, a charge of 10 cents ($0.10) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

(B) Late Charge for Overdue Loan Payoff: Should balloon payment (loan payoff) extend beyond **10 days** of the due date (maturity date), the Borrower will be granted, assuming the other terms of the note are met, a 90 day loan extension which will incur a penalty in the amount of **2% per month**, pro rata, of Principal Loan Amount. The Borrower will also be granted an additional 90 day extension if the balloon payment is still not made by the end date of the first extension period. The fee for this second extension will be **2% per month**, pro rata, of the Principal Loan Amount. These penalties shall be paid from the Borrowers share of the net profits.

Borrowers Initials: ______

(C) Default. If I do not pay the full amount of each monthly payment due under this Note by the date stated in paragraph 3 above, I will be in default, and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(D) Cross-Default: Any default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender's option, constitute a default under this Note. The following definitions shall apply to this Section:

"Affiliate" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person. In addition to the foregoing, "Affiliate" specifically includes any trust for which GCA Equity Partners, LLC. is the trustee.

"Control" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

"Person" means any natural person, business, corporation, company, association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

Borrowers Initials: ______

(D) Payment of Note Holder's Costs and Expenses. If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees. A default upon any interest of any Note Holder shall be a default upon all interests.

5. BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTIES

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as "prepayment." If I pay all or part of the loan principal before it is due, whether such payment is made voluntarily or involuntarily, I agree to pay a prepayment penalty computed as follows: **No prepayment penalty (you will not be charged a penalty to pay off or refinance the loan before maturity)**

6. CONTINGENT INTEREST CLAUSE – This note contains a Contingent Interest clause, also known as a Shared Appreciation Mortgage. The terms of the Contingent Interest are as follows: The Contingent Interest Amount shall be due on the occurrence of any of the following events that shall be named **"Payoff Event"**.

a. Maturity of the Note;
b. Resale of the property;
c. Prepayment of the note; or
d. Acceleration of the note.

Contingent Interest Computation: The Borrower is to receive **50% of Net Appreciated Value** upon the Payoff Event. **Minimum Net Preferred Payment** of Contingent Interest to Payee shall be based on the Exit Scenario of the Borrower, either a Flip Scenario or a Build Out Scenario. For the Flip Scenario the Target profit is $502,977 with a Minimum Net Preferred Payment of **$475,000.00** or in the case of the Build Out Scenario the Target is $4,379,926 with a Minimum Net Preferred Payment of **$4,350,000.** Either payment shall be payable only from Net Appreciation Value of the properties upon the Payoff Event.

Borrowers Initials: ______

Net Appreciated Value: The Net Appreciated Value is the Fair Market Value of the property when the contingent interest is due upon the Payoff Event, less the Borrower's Original Acquisition Cost, the value of the Additional Mutually Agreed Upon Capital Improvements made by the Borrower and customary resale cost including brokerage fees if the property is sold. Customary resale cost is not to be included as an expense if property is not sold at time of Payoff Event.

Borrower's Original Acquisition Cost: The Borrower's Original Acquisition Cost of the property includes the total purchase price, plus customary escrow and recording fees, title insurance premiums, notary fees, legal fees, credit reports, appraisal fees, brokerage fees, loan origination or assumption fees, inspection fees and all other customary costs incurred in acquiring the security. Borrower shall deliver to Payee a copy of all documented costs of original acquisition of the property within 10 days of close of escrow.

Fair Market Value: The Fair Market Value shall be determined as follows:
(1) By appraisal, the Borrower to obtain and pay the costs of an appraisal of the property value prepared by a certified residential real estate appraiser suitable to both Borrower and Lender no more than 30 days prior to settlement of the contingent interest, which Appraisal shall be deemed the property's Fair Market Value;
(2) Upon resale of the property, the Sales Price shall be deemed the Fair Market Value, unless the Payee contests the sales price in writing within 10 days after receipt of written notification of the sale by the Borrower. If the payee contests the sales price, fair market value will be the greater of the sales price or the amount determined by appraisal.
(3) Mutual Agreement, The Borrower and Payee may, at any time, establish the Fair Market Value by mutual agreement.

Mutually Agreeable Additional Capital Improvements: The Borrower may have the cost of additional capital improvements, not included in the original Contractor's Bid, added to his/her costs of the property only by providing to Lender, a written cost breakdown for approval prior to undertaking the improvements. These Capital Improvements must be approved in writing by Lender, with Lender's signature in order for the expenses to be incorporated in the project budget. If approval is withheld by Lender, the cost of the capital improvements will be deducted from Borrower's Equity Share, not Project Budget Expenses, with respect to the calculation of Contingent Interest Amount due upon the Payoff Event.

Borrowers Initials: [handwritten initials]

Advances by GCA Equity Partners. GCA Equity Partners, LLC ("GCA") an affiliated party to Lender may make advances to Lender and other third parties in accordance with this section.

Advances to Lender. In the event that interest reserves are not available under the Note, and the Borrower is ten or more days late in making an interest payment due under the Note, or Borrower has communicated to GCA or Lender an inability to make a loan payment, GCA, in its discretion, may make the payments due under the Note to Lender ("Lender Advance"). For each Lender Advance, Borrower shall tender a ten percent (10%) premium on all funds advanced by GCA for the benefit of Borrower.

Advances to Senior Creditors. In the event that interest reserves are not available under the Note, and Borrower is delinquent in making any payment to any creditors who hold a senior lien position to Lender, or Borrower has communicated to GCA or Lender an inability to make a payment to senior creditors, GCA, in its discretion, may make the payments due to senior creditors ("Senior Creditor Advance"). For each Senior Creditor Advance, Borrower shall tender a fifteen percent (15%) premium on all funds advanced by GCA for the benefit of Borrower.

Other Advances. In the event that Borrower requests GCA to make any other payments for the benefit of the Borrower and GCA makes such advances ("Other Advance") Borrower shall tender a ten percent (10%) premium on all funds advanced by GCA for the benefit of Borrower.

Reduction of Borrower's Share of Net Appreciated Value. For any Lender Advance, Senior Creditor Advance or Other Advance (collectively, "GCA Advance"), Borrower's share of the Net Appreciated Value shall be reduced by the amounts advanced by GCA, plus any premiums included herein. GCA Advances shall be due and payable at the same time any Contingent Interest is due and payable under this Addendum. GCA Advances shall not be considered a deductible cost for Borrower, and shall not be factored in the calculation of Net Appreciated Value.

Payment Due. Amounts payable to GCA under this section shall be due when Contingent Interest is due and payable under this Addendum.

i. **Shared Appreciation from Sale of Property**. Borrower shall pay Lender Contingent Interest as defined above upon the earliest of any of the following events: (i) maturity of the Note; (b) resale or transfer of the Property, (c) prepayment of the Note or (d) acceleration of the Note by Lender.

ii. **Reconveyance**. Lender will not reconvey the Deed of Trust until its portion of the Net Profits is paid to Lender.

iii. **Waiver of Right of Offset.** No portion of the Indebtedness secured by this Deed of Trust shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender. Borrower hereby waives, to the fullest extent permitted by Governmental Requirements, the benefits of California Code of Civil Procedure section 431.70, which provides:

> Where cross-demands for money have existed between persons at any point in time when neither demand was barred by the statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in the answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the person's claim would at the time of filing the answer be barred by the statute of limitations. If the cross-demand would otherwise be barred by the statute of limitations, the relief accorded under this section shall not exceed the value of the relief granted to the other party. The defense provided by this section is not available if the cross-demand is barred for failure to assert it in a prior action under Section 426.30. Neither person can be deprived of the benefits of this section by the assignment or death of the other. For the purposes of this section, a money judgment is a "demand for money" and, as applied to a money judgment, the demand is barred by the statute of limitations when enforcement of the judgment is barred under Chapter 3 (commencing with Section 683.010) of Division 1 of Title 9.

iv. **Cross-Default.** Any default by Borrower as to any other loan or loans executed for the benefit of Lender or subsequently acquired by Lender shall, at Lender's option, constitute a default under this Note.

7. BORROWER'S WAIVERS

I waive my rights to require the Note Holder to do certain things. Those things are: (a) to demand payment of amounts due (known as "presentment"); (b) to give notice that amounts due have not been paid (known as "notice of dishonor"); (c) to obtain an official certification of nonpayment (known as "protest"). Anyone else who agrees to keep the promises made in this Note, or who agrees to make payments to the Note Holder if I fail to keep my promises under this Note, or who signs this Note to transfer it to someone else, also waives these rights. These persons are known as "guarantors, sureties and endorsers."

8. RESPONSIBILITIES OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each of us is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety, or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of the guarantor, surety, or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that anyone of us may be required to pay all of the amounts owed under this Note.

9. THIS NOTE IS SECURED BY A DEED OF TRUST

In addition to the protection given to the Note Holder under this Note, a Deed of Trust (the "Security Instrument") with a Due-on-Transfer Clause dated the same date of this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in the Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts that I owe under this Note.

Some of those conditions are described as follows:

> "Lender's Right to Require The Loan to be Paid Off Immediately. If the borrower shall sell, enter into a contract of sale, lease for a term of more than 6-years (including options to renew), lease with an option to purchase for any term, or transfer all or any part of the Property or an interest therein, excluding (a) the creation of a lien or encumbrance subordinate to this Deed of Trust, (b) or a transfer by devise, descent, or by operation of law upon the death of a joint tenant, the Lender may, at its option declare the Note and any other obligations secured by this Deed of Trust, together with accrued interest thereon, immediately due and payable, in full. No waiver of the Lender's right to accelerate shall be effective unless it is in writing."

10. SUBORDINATE FINANCING: Borrower is explicitly prevented from further encumbering the subject property including any subordinate position liens, without prior written permission by Lender.

Borrowers Initials: ______

Jessie Avenue LLC, a Delaware Limited Liability Company

By: First Capital Communities LLC, a Delaware Limited Liability Company, its' manager

3/4/14

Borrower **By: First Capital Real Estate Investments, LLC** Date

Suneet Singal, Managing Member

Jessie Avenue LLC, a Delaware Limited Liability Company

By: First Capital Communities LLC, a Delaware Limited Liability Company, its' manager

3/4/14

Borrower **By: Centennial Development Company, Inc., a California Corporation** Date

Steve Howell, President /CFO

ASSIGNMENT OF NOTE SECURED BY A DEED OF TRUST

Date: ______________________________

FOR VALUE RECEIVED, the undersigned hereby grants, assigns and transfers to:

all beneficial interest under the within Note, without recourse, and Deed of Trust securing same

______________________________ ______________________________

______________________________ ______________________________

DO NOT DESTROY THIS NOTE: When paid it must be surrendered to the Trustee, together with the Deed of Trust securing same for cancellation, before reconveyance will be made.